Contact:

Ana Lopez

Evan Smith, CFA / Erica Pettit

SFBC International, Inc.

KCSA Worldwide

305-895-0304

212-896-1251 / 212-896-1248

SFBC International Reports Record Second Quarter 2004

- - -

Raises Guidance to $147 - $155 million in Revenue and Earnings per Share of $1.16 - $1.23

MIAMI, FL -- July 27, 2004--SFBC International, Inc. (NASDAQ: SFCC), a provider of specialized drug development services to global and specialty pharmaceutical, biotechnology and generic drug companies, today announced its second quarter 2004 results for the period ended June 30, 2004.

Revenue for the second quarter 2004 was $36.4 million compared to $22.5 million for the quarter ended June 30, 2003, an increase of 62.0 percent. For the second quarter 2004, SFBC recorded net revenues by geographic region of $17.5 million from U.S. operations and $18.9 million from foreign operations. SFBC reported gross margins of 45.1 percent in the second quarter of 2004 compared with gross margins of 43.6 percent in the prior year’s period. Net earnings for the second quarter of 2004 increased 134.5 percent to $4.7 million compared to $2.0 million for the second quarter of 2003. Capital expenditures were approximately $1.9 million in the second quarter of 2004. Earnings per fully diluted share were $0.30 in the second quarter of 2004 compared to $0.18 in the second quarter of 2003, an increase of 66.7 percent. Average shares used in computing earnings per share for the second quarter of 2004 reflect an increase of 39.8 percent primarily due to the November 2003 stock offering, the exercise of options and warrants, and the acquisition of Clinical Pharmacology in August 2003.

Revenue for the first six months of 2004 was $69.9 million, an increase of 69.9 percent, compared to $41.2 million for the first six months ended June 30, 2003. For the first half 2004, SFBC recorded net revenues by geographic region of $34.9 million from U.S. operations and $35.0 million from foreign operations. For the first half of 2004, the Company reported gross margins of 44.6 percent compared with gross margins of 43.5 percent in the prior year’s period. Net earnings for the first half 2004 increased 113.6 percent to $8.5 million compared to $4.0 million for the first half 2003. Earnings per fully diluted share were $0.54 in the first half 2004 compared to $0.35 in the first half 2003, an increase of 54.3 percent. Average shares used in computing earnings per share for the first half of 2004 reflect an increase of 39.2 percent primarily due to the November 2003 stock offering, the exercise of options and warrants, and the acquisition of Clinical Pharmacology in August 2003.

“Our early and late stage clinical development businesses remain strong and we continue to see great potential for growth as we expand our services, our client base and geographic reach,” Arnold Hantman, chief executive officer of SFBC International, stated. “We are well positioned not only to capture revenue in today’s market but also to meet the ever-evolving needs of our clients. The pricing strength of our contracts continues to improve and we continue to experience a positive trend in the average size of our contracts in early clinical development. The completion of our most recent acquisition, Taylor Technology, in addition to our planned opening in early 2005 of a new bioanalytical laboratory in Toronto further demonstrates our commitment to looking for new ways to profitably grow our top- and bottom-line while continuing to focus on delivering a comprehensive suite of specialized services to the drug development industry.”

“During the quarter we achieved two key initiatives, one that will improve our operational efficiency and service level to our clients and the second that improved the liquidity for our common stock,” Lisa Krinsky, M.D., chairman and president of SFBC International, commented. “During the second quarter 2004, we announced that we entered into an agreement to license an integrated software and services solution, which will primarily enable our late stage clinical development business to access an end-to-end clinical research platform, electronic data capture and a web portal for clients’ access to real-time data. This will enable us to enhance the level of service we currently provide to our clients while providing additional opportunities for revenue growth in our late stage clinical development business. In addition, during the quarter as part of our effort to deliver shareholder value and increase liquidity we completed a 3-for-2 stock split.

Dr. Krinsky concluded, “We are pleased with the strong growth that SFBC has exhibited and we believe that our execution in our current business will enable us to continue to deliver strong results. In addition, we continue to believe that there are additional opportunities to expand our business through selective acquisitions.”

Pro Forma Financial Information

The “pro forma” tables below reflect SFBC’s actual results of operations for the second quarter and first half ended June 30, 2004 and its pro forma results of operations for that quarter and first half. The pro forma adjustment reflects the application of U.S.$1,057,887 in the second quarter 2004 and U.S.$2,115,630 in the first half of 2004 in Canadian tax credits and reclassifies the credits to the costs which generated them. Under U.S. generally accepted accounting principles (“GAAP”), the tax credits are applied as a reduction of “Income tax expense” on the income statement rather than against the actual costs that generated the credits.

SFBC’s effective tax rate in the second quarter of 2004 was 25.4 percent compared with 18.9 percent in the second quarter of 2003. SFBC’s effective tax rate in the first half of 2004 was 23.8 percent compared with 16.7 percent in the first half of 2003.

This unaudited pro forma presentation, which is not in conformity with GAAP, assists SFBC’s management in comparing its operating margins and income tax rate with those of other companies in its sector. For this reason SFBC believes the pro forma table is useful to investors, but it is presented only for informational purposes and should not be considered to be a substitute for its GAAP results.

Fiscal 2004 Guidance

Based upon the strength of SFBC’s current business and the recent acquisition of Taylor Technology, SFBC is raising its guidance to approximately $147 - $155 million in revenue and earnings per share of $1.16 - $1.23 for fiscal 2004. This excludes any potential acquisitions in the future.

Conference Call Information

SFBC will host a live conference call and listen-only Webcast to discuss its second quarter 2004 results at 8:30 a.m. EDT tomorrow, Wednesday, July 28, 2004. To participate in the conference call, please dial (800) 473-6123 (United States) or (973) 582-2706 (International). A listen-only Webcast of the conference call will be available at www.sfbci.com.

For those unable to participate in the live conference, there will be an audio replay available from July 28, 2004 at 11:00 a.m. EDT through August 12, 2004 at 11:59 p.m. EDT, by dialing (877) 519-4471 (United States) or (973) 341-3080 (International) and entering the pass code: 4964880 for both telephone numbers. In addition, a replay of the live Webcast will also be available at www.sfbci.com from July 28, 2004 at 11:00 a.m. EDT through August 27, 2004 at 11:59 p.m. EDT.

About SFBC International, Inc.

SFBC International, Inc. is a contract research organization, providing a range of specialized drug development services to pharmaceutical, biotechnology and generic drug companies. The company is a provider of early clinical development services, specializing primarily in the areas of Phase I and Phase II clinical trials and bioanalytical laboratory services. SFBC also provides a range of complementary services to its clients, including early clinical pharmacology research, biostatistics and data management, and regulatory and drug submission as well as Phase III and Phase IV clinical trial management services in select therapeutic areas. Additional information is available at the Company’s website, www.sfbci.com.

Forward-Looking Statements

The statements made in this press release concerning 2004 guidance, completing further acquisitions, our businesses remaining strong, the growth potential including revenue growth, being positioned to capture revenue and meet the needs of clients, the increasing trend of our early clinical development contract size, the opening of our new laboratory, improved operational efficiency, the impact of our licensed software, and our enhanced service are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Additionally words such as “seek,” “intend,” “believe,” “plan,” “estimate,” “expect,” “anticipate” and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Forward-looking statements involve known and unknown risks and uncertainties. Factors that could cause or contribute to such differences include, but are not limited to, changes affecting the clinical research industry, a reduction of outsourcing by pharmaceutical and biotechnology companies, our ability to compete in attracting pharmaceutical companies in order to develop additional business, our continued ability to recruit participants for clinical studies, our clients’ ability to provide the drugs and medical devices used in its clinical trials, the economic climate nationally and internationally as it affects drug development operations, United States and foreign regulatory changes, competitive pressures, delays in obtaining necessary equipment, availability of skilled personnel, our ability to implement our new software and the future market price of our common stock. Further information on our risk factors is contained in our Form 10-K and other filings with the Securities and Exchange Commission. The information provided herein and in the attached tables is as of the date of this release and we assume no obligation to update this information.

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SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED PROFORMA QUARTERLY DISCLOSURES

FOR THE THREE AND SIX-MONTH PERIODS ENDED JUNE 30, 2004 (ALL IN $USD)

Recast proforma income statement to reflect the impact

of Canadian tax credits

	Reported Actual Results For the Quarter Ended 6/30/2004		Canadian Tax Credit Reclass For The Quarter Ended 6/30/2004 (A)	Adjusted Proforma Income Reflecting Canadian Tax Credits For The Quarter Ended 6/30/2004 (B)

Net revenue	$36,418,050	100.0%		$36,418,050	100.0%

Costs and expenses
Direct costs	$19,997,459	54.9%	$(896,611)	19,100,848	52.4%
Selling, general and administrative expenses	$9,850,883	27.0%	$(161,276)	9,689,607	26.6%
Total costs and expenses	29,848,342	82.0%	(1,057,887)	28,790,455	79.1%
Earnings from operations	6,569,708	18.0%	1,057,887	7,627,595	20.9%
Other income (expense)
Interest income	$193,413			193,413
Interest expense	$(135,132)			(135,132)
Total other income (expense)	58,281		—	58,281
Earnings before taxes and minority interest	6,627,989		1,057,887	7,685,876
Income tax expense	$1,686,251	25.4%	$1,057,887	2,744,138	35.7%
Earnings before minority interest	$4,941,738	13.6%	$—	$4,941,738	13.6%
Minority interest	194,408			194,408
Net earnings	$4,747,330	13.0%		$4,747,330	13.0%
Earnings per share:
Basic	$0.31			$0.31
Diluted	$0.30			$0.30
Shares used in computing earnings per share:
Basic	15,155,668			15,155,668
Diluted	15,871,568			15,871,568

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED PROFORMA QUARTERLY DISCLOSURES

FOR THE THREE AND SIX-MONTH PERIODS ENDED JUNE 30, 2004 (ALL IN $USD) (continued)

Recast proforma income statement to reflect the impact

of Canadian tax credits

	Reported Actual Results For Six-Month Period Ended 6/30/2004		Canadian Tax Credit Reclass For The Six-Month Period Ended 6/30/2004 (A)	Adjusted Proforma Income Reflecting Canadian Tax Credits For The Six-Month Period Ended 6/30/2004 (B)

Net revenue	$69,903,589	100.0%		$69,903,589	100.0%

Costs and expenses
Direct costs	$38,761,407	55.4%	$(1,782,869)	36,978,538	52.9%
Selling, general and administrative expenses	$19,884,995	28.4%	$(332,761)	19,552,234	28.0%
Total costs and expenses	58,646,402	83.9%	(2,115,630)	56,530,772	80.9%
Earnings from operations	11,257,187	16.1%	2,115,630	13,372,817	19.1%
Other income (expense)
Interest income	$366,098			366,098
Interest expense	$(240,679)			(240,679)
Total other income (expense)	125,419		—	125,419
Earnings before taxes and minority interest	11,382,606		2,115,630	13,498,236
Income tax expense	$2,714,561	23.8%	$2,115,630	4,830,191	35.8%
Earnings before minority interest	$8,668,045	12.4%	$—	$8,668,045	12.4%
Minority interest	194,408			194,408
Net earnings	$8,473,637	12.1%		$8,473,637	12.1%
Earnings per share:
Basic	0.56			0.56
Diluted	0.54			0.54
Shares used in computing earnings per share:
Basic	15,069,051			15,069,051
Diluted	15,811,938			15,811,938

(A)

The Canadian government encourages research and development activities by partially offsetting their costs through tax credits. Under United States GAAP, these credits are applied against “Income tax expense” on the income statement rather than against the underlying “Direct costs” or “Selling, general and administrative expenses” that generated the credit. Our current statutory rate on profits for United States operations is approximately 40%. The statutory tax rate in Quebec, Canada, where our principal Canadian operations are located, is approximately 33% (before the application of the tax credits).

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED PROFORMA QUARTERLY DISCLOSURES

FOR THE THREE AND SIX-MONTH PERIODS ENDED JUNE 30, 2004 (ALL IN $USD) (continued)

(B)

During the quarter and six-month period ended June 30, 2004, our Canadian operations generated $1.1 million and $2.1 million, respectively, in tax credits. This column shows the pro forma impact on our operating results and ratios as if these credits were applied against the underlying expense line items that generated the credit rather than applying the credits against “Income tax expense.” We believe that the above pro forma presentation, which is not in conformity with GAAP, assists our management in comparing our operating margins and income tax rates to those of other companies in our sector. For this reason, we believe the pro forma table is useful to investors, but it is presented only for informational purposes and should not be considered as a substitute for our GAAP results.

Net revenue by geographic region

	The Quarter Ended 6/30/2004	The Six-Month Period Ended 6/30/2004

Net revenue from foreign operations	$18,947,643	$35,012,864
Net revenue from US operations	17,470,407	34,890,725
Total for the period ended June 30, 2004	$36,418,050	$69,903,589

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004

	Three Months Ended June 30		Six Months Ended June 30,
	2004	2003	2004	2003

Net Revenue	$36,418,050	$22,483,553	$69,903,589	$41,153,589
Costs and expenses
Direct costs	19,997,459	12,688,984	38,761,407	23,257,575
Selling, general and administrative expenses	9,850,883	7,232,418	19,884,995	13,047,278
Total costs and expenses	29,848,342	19,921,402	58,646,402	36,304,853
Earnings from operations	6,569,708	2,562,151	11,257,187	4,848,736
Other income (expense)
Interest income	193,413	37,670	366,098	89,686
Interest expense	(135,132)	(102,581)	(240,679)	(177,021)
Total other income (expense)	58,281	(64,911)	125,419	(87,335)
Earnings before income taxes	6,627,989	2,497,240	11,382,606	4,761,401
Income tax expense	1,686,251	473,174	2,714,561	794,051
Earnings before minority interest earnings	4,941,738	2,024,066	8,668,045	3,967,350
Minority interest share of earnings of consolidated joint venture	194,408	—	194,408	—
Net earnings	$4,747,330	$2,024,066	$8,473,637	$3,967,350

Earnings per share:
Basic	$0.31	$0.19	$0.56	$0.37
Diluted	$0.30	$0.18	$0.54	$0.35
Shares used in computing earnings per share:
Basic	15,155,668	10,842,051	15,069,051	10,835,729
Diluted	15,871,568	11,351,288	15,811,938	11,362,553

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

AS OF JUNE 30, 2004 AND DECEMBER 31, 2003

	Unaudited June 30, 2004	(Audited) December 31, 2003

ASSETS
Cash, equivalents, and investments in marketable securities	59,048,326	59,931,998
Accounts receivable	37,086,964	32,857,531
Total current assets	101,173,273	98,530,957

Fixed assets	37,579,410	24,177,018

Total assets	193,036,141	173,050,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	21,341,773	19,149,926

Total liabilities	33,854,121	23,107,330

Stockholders’ equity	159,182,020	149,943,272

Total liabilities and stockholders’ equity	193,036,141	173,050,602